Advanced Series Trust
Annual period ending 12-31-15
File number: 811-5186

SUB-ITEM 77-D
Submission of Policies with respect to Security Investments


Advanced Series Trust
AST PIMCO Limited Maturity Bond Portfolio

The Board of Trustees of the Trust approved replacing Pacific Investment Management Company LLC (PIMCO) as the sole subadviser for the AST PIMCO Limited Maturity Bond Portfolio (the Bond Portfolio) with BlackRock Financial Management, Inc. (BlackRock). The Bond Portfolio's investment objective, investment strategy and name also changed. These changes became effective on July 13, 2015.

To reflect these changes, effective on July 13, 2015, the Prospectus was revised as follows:

I.	All references in the Prospectus to AST PIMCO Limited
Maturity Bond Portfolio were changed to AST BlackRock Low
Duration Bond Portfolio.

II.	The description of the Investment Objective in the "SUMMARY:
AST PIMCO LIMITED MATURITY BOND PORTFOLIO" section of the
Prospectus was deleted and replaced with the following:

Investment Objective. The investment objective of the Portfolio is to seek to maximize total return, consistent with income generation and prudent investment management.

III.	The description of the Principal Investment Strategies in the
"INVESTMENTS, RISKS AND PERFORMANCE" section of the "SUMMARY:
AST PIMCO LIMITED MATURITY BOND PORTFOLIO" section of the
Prospectus relating to the Bond Portfolio was deleted and replaced with the following:

Principal Investment Strategies. The Portfolio invests primarily in investment grade bonds and maintains an average portfolio duration that is between zero and three years. The Portfolio invests, under normal circumstances, at least 80% of its assets (net assets plus any borrowings made for investment purposes) in debt securities. The Portfolio may invest up to 20% of its assets in non-investment grade bonds (commonly called "high yield" or "junk bonds"). The Portfolio may also invest up to 25% of its assets in assets of foreign issuers, of which 10% (as a percentage of the Portfolio's assets) may be invested in emerging markets issuers. Up to 10% of the Portfolio's assets may be exposed to non-US currency risk. A bond of a foreign issuer, including an emerging market issuer, will not count toward the 10% limit on non-US currency exposure if the bond is either (i) US dollar-denominated or (ii) non-US dollar denominated, but hedged back to US dollars.

The subadviser evaluates sectors of the bond market and individual securities within these sectors. The subadviser selects bonds from several sectors including: US Treasuries and agency securities, commercial and residential mortgage-backed securities, collateralized mortgage obligations ("CMOs"), asset-backed securities and corporate bonds. The Portfolio may buy or sell options or futures on a security or an index of securities, or enter into credit default swaps and interest rate or foreign currency transactions, including swaps (collectively, commonly known as derivatives). The Portfolio may use derivative instruments to hedge its investments or to seek to enhance returns.
The Portfolio may seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as reverse repurchase agreements or dollar rolls). The Portfolio may engage in active and frequent trading of portfolio securities to achieve its principal investment strategies.

IV.	The section of the Prospectus entitled "MORE DETAILED
INFORMATION ON HOW THE PORTFOLIOS INVEST - AST PIMCO LIMITED
MATURITY BOND PORTFOLIO" was deleted and replaced with the following:

AST BLACKROCK LOW DURATION BOND PORTFOLIO
Investment Objective: to seek to maximize total return, consistent with income generation and prudent investment management.

Principal Investment Policies:

The Portfolio invests primarily in investment grade bonds and maintains an average portfolio duration that is between zero and three years. The Portfolio invests, under normal circumstances, at least 80% of its assets (net assets plus any borrowings made for investment purposes) in debt securities. The Portfolio may invest up to 20% of its assets in non-investment grade bonds (commonly called "high yield" or "junk bonds"). The Portfolio may also invest up to 25% of its assets in assets of foreign issuers, of which 10% (as a percentage of the Portfolio's assets) may be invested in emerging markets issuers. Up to 10% of the Portfolio's assets may be exposed to non-US currency risk. A bond of a foreign issuer, including an emerging market issuer, will not count toward the 10% limit on non-US currency exposure if the bond is either (i) US dollar-denominated or (ii) non-US dollar denominated, but hedged back to US dollars.

The subadviser evaluates sectors of the bond market and individual securities within these sectors. The subadviser selects bonds from several sectors including: US Treasuries and agency securities, commercial and residential mortgage-backed securities, collateralized mortgage obligations ("CMOs"), asset-backed securities and corporate bonds. The Portfolio may buy or sell options or futures on a security or an index of securities, or enter into credit default swaps and interest rate or foreign currency transactions, including swaps (collectively, commonly known as derivatives). The Portfolio may use derivative instruments to hedge its investments or to seek to enhance returns.
The Portfolio may seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as reverse repurchase agreements or dollar rolls). The Portfolio may engage in active and frequent trading of portfolio securities to achieve its principal investment strategies.

Other Investments

The Portfolio may invest in collateralized debt obligations ("CDOs"), including collateralized loan obligations ("CLOs"). CDOs are types of asset-backed securities. CLOs are ordinarily issued by a trust or other special purpose entity and are typically collateralized by a pool of loans, which may include, among others, domestic and non-U.S. senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans, held by such issuer.
When-Issued and Delayed Delivery Securities and Forward Commitments - The Portfolio may invest in securities prior to their date of issue. The purchase or sale of securities on a when-issued basis or on a delayed delivery basis or through a forward commitment involves the purchase or sale of securities by the Portfolio at an established price with payment and delivery taking place in the future. The Portfolio enters into these transactions to obtain what is considered an advantageous price to the Portfolio at the time of entering into the transaction.


Advanced Series Trust
AST Emerging Managers Diversified Portfolio

The Board of Trustees of the Trust approved modifying the investment strategy of the Emerging Managers Portfolio to permit investments in other investment companies, including exchange traded funds (ETFs), upon determining a subadviser change is warranted in order to maintain market exposure. This change became effective on November 23, 2015.

To reflect this change, the Prospectus was revised as follows:

I.	The following sentence was added to the last paragraph of the section entitled "INVESTMENT, RISKS AND PERFORMANCE-
Principal Investment Strategies"

In connection with a subadviser transition, the investment manager may temporarily allocate assets away from the outgoing subadviser, but still maintain market exposure, such as through ETFs and other pooled investment vehicles.


Advanced Series Trust
AST New Discovery Asset Allocation Portfolio

The Board approved modifying the investment strategy of the New Discovery Portfolio to: (i) permit investments in other investment companies, including ETFs, upon determining a subadviser change is warranted in order to maintain market exposure; and (ii) temporarily allocate more than 10% of the New Discovery Portfolio's assets to its liquidity strategy sleeve. This change became effective on November 23, 2015.

To reflect these changes, the Prospectus was revised as follows:

I.	The following sentence was added to the last paragraph of the section entitled "INVESTMENT, RISKS AND PERFORMANCE-
Principal Investment Strategies"

In connection with a subadviser transition, the investment manager may temporarily allocate assets away from the outgoing subadviser, but still maintain market exposure, such as through ETFs and other pooled investment vehicles. The investment manager may make such allocations either within or outside of the Portfolio's liquidity sleeve.


Advanced Series Trust
AST New Discovery Asset Allocation Portfolio

The Board of Trustees of the Trust approved: (i) replacing Security Investors, LLC (Security Investors) as a subadviser to the domestic large cap value sleeve of the Portfolio with Affinity Investment Advisors, LLC (Affinity); and (ii) replacing Vision Capital Management, Inc. (Vision Capital) as a subadviser to the domestic large cap growth sleeve of the Portfolio with Boston Advisors, LLC (Boston Advisors). These changes became effective on February 8, 2016. C.S. McKee, LP, EARNEST Partners, LLC, Epoch Investment Partners, Inc., Longfellow Investment Management Co. LLC, Parametric Portfolio Associates LLC, and Thompson, Siegel & Walmsley LLC will continue to serve as subadvisers to the Portfolio.

To reflect these changes, the Prospectus and the SAI were revised as follows:

I.	All references to Security Investors and Vision Capital were deleted from the Prospectus and the SAI.

II.	The following replaced the introductory paragraph and table
in the section of the Prospectus entitled "MORE DETAILED
INFORMATION ON HOW THE PORTFOLIOS INVEST - AST NEW DISCOVERY
ASSET ALLOCATION PORTFOLIO - Principal Investment Policies":

Principal Investment Policies:
In seeking to achieve the Portfolio's investment objective, the Manager allocates the Portfolio's assets across eight different investment strategies. The Portfolio has three strategies that invest primarily in domestic equity securities, two strategies that invest primarily in international equity securities, two strategies that invest primarily in fixed income securities, and one strategy that invests in the Prudential Core Taxable Money Market Fund (referred to herein as the Liquidity Strategy). The approximate target allocation of Portfolio assets across the eight investment strategies is set forth in the table below.
The allocations are subject to change by the Manager at any time. Such allocations may also vary due to cash flows into, and out of, the Portfolio and the performance of the various strategies.

Investment Strategy
Subadviser
Approximate Allocation of Assets as of February 8, 2016

Domestic Large-Cap Core
Epoch Investment Partners, Inc.
15% - 27%

Domestic Large-Cap Value
Affinity Investment Advisors, LLC
9% - 15%

Domestic Large-Cap Growth
Boston Advisors, LLC
9% - 15%

International Equity
EARNEST Partners, LLC
0% - 10%

International Equity
Thompson, Siegel & Walmsley LLC
10% - 20%

Core Plus Fixed Income
Longfellow Investment Management Co.
5% - 15%

Core Fixed Income
C.S. McKee, LP
10% - 20%

Liquidity Strategy
Parametric Portfolio Associates LLC
5% - 10%

Other Assets
N/A
0.2% - 2%

III.	The section of the Prospectus entitled "MORE DETAILED
INFORMATION ON HOW THE PORTFOLIOS INVEST - AST NEW DISCOVERY ASSET ALLOCATION PORTFOLIO - Principal Investment Policies - Domestic Large-Cap Value (SI)" was deleted and replaced with the following:

Domestic Large-Cap Value (Affinity). Under normal market conditions, at least 80% of the net assets attributable to this investment strategy are invested in equity securities, which include common stocks, rights, options, warrants, convertible debt securities of both US and US dollar-denominated foreign issuers, and ADRs, of companies that, when purchased, have market capitalizations that are within the range of companies in the Russell 1000 Value Index. ADRs are equity securities traded on US securities exchanges, which are generally issued by banks or trust companies to evidence ownership of foreign equity securities.

In choosing securities for this segment of the Portfolio, Affinity primarily invests in value-oriented companies. Value-oriented companies are companies that appear to be undervalued relative to assets, earnings, growth potential, or cash flows. Affinity uses a blend of quantitative analysis and fundamental research to identify securities that appear favorably priced and that may be able to sustain or improve their pre-tax return on invested capital over time. Affinity may focus the investments for this Portfolio segment in a limited number of issuers. Affinity typically sells a security when its issuer is no longer considered a value company, shows deteriorating fundamentals or falls short of Affinity's expectations, among other reasons.

A portion of the assets attributable to this investment strategy may be invested in futures contracts, options on futures contracts, and options on securities. These instruments are used to hedge the holdings of this Portfolio segment, to maintain exposure to the equity markets, or to increase returns. The assets attributable to this investment strategy may be invested in a variety of investment vehicles, including those that seek to track the composition and performance of a specific index, such as exchange traded funds (ETFs) and other mutual funds. Affinity may use these investments as a way of managing the cash position of this segment of the Portfolio, or to gain exposure to the equity markets or a particular sector of the equity markets, while maintaining liquidity.

IV.	The section of the Prospectus entitled "MORE DETAILED
INFORMATION ON HOW THE PORTFOLIOS INVEST - AST NEW DISCOVERY ASSET ALLOCATION PORTFOLIO - Principal Investment Policies - Domestic Large-Cap Growth (Vision Capital)" was deleted and replaced with the following:

Domestic Large-Cap Growth (Boston Advisors). Under normal conditions, at least 80% of the net assets attributable to this investment strategy are invested in equity securities of domestically traded companies. This segment of the Portfolio invests primarily in the common stocks of medium and large capitalization companies (i.e., those companies with market capitalizations within the range of the established benchmark at the time of initial investment) that Boston Advisors believes possess the ability to generate long-term sustainable growth, have exceptional business models and are trading at reasonable valuations. For these purposes, equity securities include domestic common and preferred stock, ADRs, real estate investment trusts, and ETFs. Up to 15% of the net assets attributable to this investment strategy may be invested in foreign securities, including the securities of emerging markets issuers. Boston Advisors may sell a security if it fails to meet its initial investment criteria, if a more compelling opportunity is identified, or if the security becomes overvalued relative to the long-term expectation.


Advanced Series Trust
AST Wellington Management Global Bond Portfolio

Because of the nature of its investments, the Portfolio is subject to regulation by the Commodity Futures Trading Commission (the CFTC) under the Commodity Exchange Act (CEA).
To reflect the fact that the Portfolio is subject to regulation by the CFTC under the CEA, the Prospectus and SAI were modified, on July 23, 2015, as follows:

(1)	The fourth paragraph in the section of the Prospectus
entitled, "How the Trust is Managed" was amended by adding a reference to the Portfolio as follows:

PI has registered with the National Futures Association (NFA) as a "commodity pool operator" under the Commodities Exchange Act
(CEA) with respect to the AST AQR Emerging Markets Equity Portfolio, the AST Schroders Global Tactical Portfolio, the AST Franklin Templeton K2 Global Absolute Return Portfolio, the AST FQ Absolute Return Currency Portfolio, the AST Goldman Sachs Global Growth Allocation Portfolio, the AST Columbia Adaptive Risk Allocation Portfolio, the AST Managed Alternatives Portfolio, the AST Morgan Stanley Multi-Asset Portfolio, the AST Wellington Management Global Bond Portfolio and the AST Wellington Management Real Total Return Portfolio.

(2)	The section of the Prospectus entitled "Related Account
Performance" was amended by adding a reference to the Portfolio in each of the paragraphs in that section, as follows:

Because of the nature of their investments, the AST Columbia Adaptive Risk Allocation Portfolio (the Columbia Portfolio), the AST Managed Alternatives Portfolio (the Managed Alternatives Portfolio), the AST Morgan Stanley Multi-Asset Portfolio (the Morgan Stanley Portfolio), the AST Wellington Management Global Bond Portfolio (the Wellington Global Bond Portfolio) and the AS Wellington Management Real Total Return Portfolio (the Wellington Real Total Return Portfolio), and PI, as the sole investment manager to the Columbia Portfolio, the Managed Alternatives Portfolio, the Morgan Stanley Portfolio, the Wellington Global Bond Portfolio and the Wellington Real Total Return Portfolio, are subject to regulation under the Commodity Exchange Act (CEA). Because the Columbia Portfolio, the Managed Alternatives Portfolio, the Morgan Stanley Portfolio, the Wellington Global Bond Portfolio and the Wellington Real Total Return Portfolio are each regulated by the CFTC and National Futures Association (NFA) as a commodity pool, and by the SEC as a registered investment company, they are each subject to each organization's disclosure requirements. The CFTC recently adopted rules that are designed to harmonize certain CEA disclosure requirements with SEC disclosure requirements, including Rule 4.12(c)(3)(i) under the CEA that requires the pool operator of an offered pool that has less than three years of operating history to disclose the performance of all accounts and pools that are managed by the pool operator and that have investment objectives, policies and strategies substantially similar to those of the offered pool.

PI does not manage any pool or account that has investment objectives, policies and strategies that are substantially similar to either of the Columbia Portfolio, the Managed Alternatives Portfolio, the Morgan Stanley Portfolio, the Wellington Global Bond Portfolio or the Wellington Real Total Return Portfolio.

(3)	The sub-section of the SAI entitled "FUTURES" in the
"INVESTMENT RISKS & CONSIDERATIONS" section was amended by replacing the final two paragraphs in that sub-section with the following paragraphs:

Each Portfolio, except the AST Columbia Adaptive Risk Allocation Portfolio, the AST Managed Alternatives Portfolio, the Morgan Stanley Multi-Asset Portfolio, the AST Wellington Management Global Bond Portfolio and the AST Wellington Management Real Total Return Portfolio, has filed a notice of exemption from regulation as a "commodity pool," and the Investment Manager has filed a notice of exemption from registration as a "commodity pool operator" with respect to each Portfolio, under applicable rules issued by the CFTC under the Commodity Exchange Act (the
CEA). In order to continue to claim the "commodity pool" exemption, a Portfolio is limited in its ability to use futures, options and swaps subject to regulation under the CEA for purposes other than bona fide hedging, which is narrowly defined. With respect to transactions other than for bona fide hedging purposes, either: (1) the aggregate initial margin and premiums required to establish a Portfolio's positions in such investments may not exceed 5% of the liquidation value of the Portfolio's assets, or (2) the aggregate net notional value of such instruments may not exceed 100% of the liquidation value of the Portfolio's assets. In addition to meeting one of the foregoing trading limitations, a Portfolio may not market itself as a commodity pool or otherwise as a vehicle for trading in the futures, options or swaps markets.

Based on the trading strategies for the AST Columbia Adaptive Risk Allocation Portfolio, the AST Managed Alternatives Portfolio, the Morgan Stanley Multi-Asset Portfolio, the AST Wellington Management Global Bond Portfolio and the AST Wellington Management Real Total Return Portfolio, each shall be considered a "commodity pool" and the Investment Managers shall be considered a "commodity pool operator" with respect to the Portfolio under the CEA. Compliance with applicable CFTC disclosure, reporting and recordkeeping regulations may increase the Portfolios' gross expenses.